UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $.01 per share	GNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On March 25, 2026, the Board of Directors of Genie Energy Ltd. (the “Company”) determined that, in light of the previously disclosed decision by the Company’s Audit Committee of the Board of Directors to restate previously issued financial statements for the years ended December 31, 2024 and December 31, 2023 contained in the Company’s Annual Report on Form 10-K (the “10-K”), and the Company’s previously issued unaudited condensed consolidated financial statements for each of the quarterly and year-to-date periods in 2024 and 2025 that were included in Forms 10-Q that were filed for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, which has caused a delay in the Company’s filing of the 10-K and Proxy Statement, it would be in the best interest of the Company and its stockholders to postpone the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which was originally scheduled to be held on May 12, 2026 at the Company’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102, to 11:00 a.m. local time on June 3, 2026 at the same location. In light of the change of the date of the Annual Meeting, the Registrant’s Board of Directors also changed the record date for determining the holders of shares of the Registrant’s Class A common stock and Class B common stock entitled to notice of, and to vote at, the Annual Meeting from Monday, March 16, 2026 to Wednesday, April 22, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

	By:	/s/ Michael Stein
Name: Michael Stein
Title: Chief Executive Officer
Dated: March 25, 2026

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